Exhibit 4.3

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

AMENDED PROMISSORY NOTE B

$1,687,664.00	Manitowoc, Wisconsin
November 4, 2020

FOR VALUE RECEIVED, the undersigned, ENLIGHT GROUP II, a Delaware limited liability company whose principal address is 7681 East Gray Road, Scottsdale, Arizona (“EGII”), and AMMO, INC., a Delaware corporation whose principal address is 7681 East Gray Road, Scottsdale, Arizona (“AMMO”) (EGII and AMMO are individually and together referred to herein as “Borrower”, as the context shall permit or allow), hereby promises to pay to the order of JAGEMANN STAMPING COMPANY, a Wisconsin corporation, whose principal address is 5757 West Custer Street, Manitowoc, Wisconsin 54221-0217 (“Lender”), the principal sum of One Million Six Hundred Eighty Seven Thousand Six Hundred Sixty Four and 00/100 Dollars ($1,687,664.00), plus interest thereon as set forth below on or prior to the Maturity Date (as defined in Section 1) to the account of Lender, in accordance with the terms set forth below. Borrower and Lender (collectively, the “Parties”) have entered into this Amended Promissory Note B (the “Amended Note B”) in consideration of Borrower’s payment in full of the Promissory Note A and in order to modify the payment terms of Note B as set forth below.

1. Definitions. As used in this Promissory Note B (“Note”), the following terms shall have the following meanings:

“Bankruptcy Default” means any Event of Default described in Sections 6.1(d), 6.1(e) or 6.1(f).

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Manitowoc, Wisconsin are required to close.

“Collateral” means that equipment of Borrower described in Exhibit A attached hereto.

“Closing Date” shall mean the date upon which Note A is paid in full and the collateral provided thereto as security released by Lender.

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“Default” means any act, event, condition or omission which, with the giving of notice or lapse of time, would constitute an Event of Default if uncured or unremedied.

“Dollars” means the lawful currency of the United States.

“Event of Default” means the occurrence of any of the events described in Section 6.1 of this Note.

“Governmental Authority” means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

“Loan” means the extension of credit made by Lender to Borrower evidenced by this Amended Note B.

“Maturity Date” means June 26, 2023, or such earlier date on which the obligations under this Note become due and payable pursuant to the terms hereof.

“Payment Date” means the 10th day of each month of each fiscal year of Borrower; provided that if the 10th day of a month is not a Business Day, the payment due on such date shall be due on the immediately preceding Business Day.

“Person” means any natural person, corporation, limited liability company, joint venture, limited liability partnership, partnership, association, trust or other entity or any Governmental Authority.

“Note A” means that certain promissory note entered into by and between the Parties dated June 26, 2020 in the original amount of $5,803,800.

“Note B” means that certain promissory note entered into by and between the Parties dated June 26, 2020 in the original amount of $2,635,797.00.

“Related Documents” means this Note, the Settlement Agreement, the Use Agreement and the General Business Security Agreements, all as amended, restated, replaced, supplemented or otherwise modified from time to time, including Exhibit “A” attached hereto and incorporated by reference.

“Settlement Agreement” means the Settlement Agreement dated as of June 26, 2020 among Lender, EGII and AMMO.

“Use Agreement” means the Use Agreement dated as of the date hereof between Lender and EGII.

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2. Interest Rate; Default Rate; Late Fee.

2.1 Interest Rate. The interest rate to be applied to the unpaid principal balance of the Loan will be a per annum rate equal to the 9.0%. Interest on this Note is computed on an Actual 360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

2.2 Default Rate. Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of the Loan and any accrued and unpaid interest shall bear interest at an annual rate (the “Default Rate”) equal to the rate otherwise in effect under Section 2.1 plus 3.0 percentage points, payable upon demand. On and after the Maturity Date, the unpaid principal balance of the Loan and all accrued interest thereon shall bear interest at the Default Rate, payable upon demand.

2.3 Late Fee. If a payment is not made on or before the 15th day after its due date, Borrower will be charged 5.00% of the unpaid portion of the regularly scheduled payment.

2.4 Maximum Rate of Interest. Nothing herein contained shall be deemed to require Borrower to pay or be liable for the payment of interest upon the Loan in excess of the maximum legal rate of interest (if there be any maximum) allowable under the laws of the State of Wisconsin. If for any reason interest in excess of the amount as limited in the foregoing sentence shall have been paid hereunder, whether by reason of acceleration of this Note, payment of any penalty or premium, or otherwise, then and in that event, any such excess interest shall constitute and be treated as a payment of principal hereunder and shall operate to reduce the principal balance of the Loan by the amount of such excess, or if in excess of the then outstanding principal balance of the Loan, such excess shall be refunded.

3. Payments.

3.1 Principal and Interest. The unpaid principal balance of the Loan outstanding from time to time, together with accrued interest thereon, shall be repayable in 31 equal monthly installments of principal and interest in the amount of $61,305.43.1 Such payments shall be due on each Payment Date, commencing on the tenth (10th) day of the month following the Closing Date starting on December 10, 2020, provided, that any remaining outstanding principal balance of the Loan, together with all unpaid accrued interest thereon, shall be repaid in full on the Maturity Date.

3.2 Application of Payments. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

1 Payment amounts will be calculated based on a 3-year amortization.

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3.3 Early Payment. Borrower may pay all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve the Borrower of its obligation to continue to make payments on this Note. Rather, early payments will reduce the principal balance due and may result in Borrower making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: JAGEMANN STAMPING COMPANY, 5757 West Custer Street, Manitowoc, Wisconsin 54221-0217.

3.4 INTENTIONALLY OMITTED.

4. Prepayment. Borrower may prepay the Loan together with any accrued and unpaid interest thereon at any time in whole or in part without premium or penalty.

5. Representations and Warranties. To induce Lender to make the Loan, Borrower represents and warrants to Lender that:

5.1 Organization; Subsidiaries; Corporate Power. Borrower is a corporation or limited liability company, as applicable, duly organized and validly existing under the laws of the State of Delaware.

5.2 Authorization and Binding Effect. The execution and delivery by Borrower of the Related Documents, and the performance by Borrower of its obligations thereunder: (a) are within its power as a limited liability company and/or corporation, as applicable, (b) have been duly authorized by proper action on the part of the governing body of Borrower, (c) are not in violation of any Requirement of Law, the organizational or charter documents of Borrower or the terms of any agreement, restriction or undertaking to which Borrower is a party or by which Borrower is bound, and (d) do not require the approval or consent of the holders of the equity interests of Borrower, any Governmental Authority or any other Person, other than those obtained and in full force and effect. The Related Documents, when executed and delivered, will constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights and except to the extent that general principles of equity might affect the specific enforcement of such Related Documents.

5.3 Accuracy of Information. All information, certificates or statements given to Lender pursuant to this Note shall be true and complete when given.

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6. Events of Default, Acceleration and Remedies.

6.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under this Note:

(a) Borrower fails to pay all or any portion of any amount due hereunder when the same becomes due and payable, whether at a stated payment date or by acceleration, and such failure continues for ten days following Borrower’s receipt of Lender’s written notice of such failure; or

(b) any representation or warranty made herein is false in any material respect on the date as of which it is made or as of which the same is to be effective; or

(c) Borrower fails to comply with any term, covenant or agreement contained herein subject to any applicable grace period or cure period; or

(d) Borrower becomes insolvent or fails generally to pay debts as they become due; or

(e) the taking of action by Borrower to become the subject of proceedings under the United States Bankruptcy Code; or the execution by Borrower of a petition to become a debtor under the United States Bankruptcy Code; or the entry of an order for relief under the United States Bankruptcy Code against Borrower; or Borrower making an assignment for the benefit of creditors; or Borrower consenting to the appointment of a custodian, receiver, trustee or other officer with similar powers for it, or for any substantial part of its property; or adjudicating of Borrower as insolvent; or

(f) if any Governmental Authority of competent jurisdiction shall enter an order appointing, without consent of Borrower, as applicable, a custodian, receiver, trustee or other officer with similar powers with respect to Borrower, or with respect to any substantial part of Borrower’s property, or if an order for relief relating to Borrower shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or if any petition for any such relief shall be filed against Borrower and such petition shall not be dismissed or stayed within 60 days; or

(g) Any breach, violation, or default shall occur under any of the other Related Documents and shall continue beyond any applicable notice and cure period set forth therein.

6.2 Acceleration. Upon the occurrence of:

(a) any Bankruptcy Default, the unpaid principal balance of the Loan and all accrued and unpaid interest thereon at that time outstanding automatically shall mature and become due, and

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(b) any other Event of Default, Lender, at any time, at its option, and without notice or demand, may declare the outstanding principal amount of the Loan and all accrued and unpaid interest thereon, due and payable, whereupon such amounts immediately shall mature and become due and payable, all without presentment, protest or notice, all of which hereby are waived.

6.3 Remedies. Upon the occurrence of any Event of Default, Lender, at its option, may enforce or cause to be enforced any of the rights or remedies accorded to Lender at equity or law, by virtue of this Note, the other Related Documents, by statute or otherwise.

7. Miscellaneous.

7.1 Waivers. Borrower expressly hereby waives presentment for payment, protest and demand and notice of protest, demand, dishonor, nonpayment, intent to accelerate and acceleration of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time before, at or after maturity, without in any way affecting the liability of Borrower.

7.2 Modifications. This Note may only be amended by an instrument in writing signed by the party against whom enforcement of the change or amendment is sought.

7.3 Successors and Assigns. This Note shall be binding upon Borrower and upon Borrower’s successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided that Borrower’s rights under this Note are not assignable without the prior written consent of Lender.

7.4 Severability. In the event that any provision of this Note is deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon by any Governmental Authority, the validity, legality and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Note.

7.5 Time of the Essence. Time for the performance of the obligations under this Note is of the essence.

7.6 Expenses. Borrower agrees to pay on demand (i) all out-of-pocket expenses incurred by Lender in connection with the administration, amendment or enforcement of this Note and the other Related Documents including the reasonable fees and expenses of Lender’s counsel, (ii) any taxes (including any interest and penalties relating thereto) payable by Lender on or with respect to the transactions contemplated by this Note (Borrower hereby agreeing to indemnify Lender with respect thereto) and (iii) all out-of-pocket expenses, including the reasonable fees and expenses of Lender’s counsel, incurred by Lender in connection with any litigation, proceeding or dispute in any way related to Lender’s relationship with Borrower, whether arising hereunder or otherwise. The obligations of Borrower under this paragraph will survive payment of this Note.

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7.7 Governing Law. This Note shall be construed in accordance with and governed by the laws and decisions of the State of Wisconsin.

7.8 Setoff. As security for payment of this Note, Borrower grants to Lender a security interest in and lien on any credit balance or other money now or hereafter owed Borrower by Lender. In addition, Borrower agrees that Lender may, at any time after the occurrence of an Event of Default, without prior notice, set off against any such credit balance or other money all or any part of this Note, irrespective of whether Lender shall have made demand under this Note and although such obligations may be contingent or unmatured.

7.9 Notices. All notices provided for herein shall be in writing and shall be (a) personally delivered or (b) sent by express or first class mail; and, if to Lender, addressed to it at 5757 West Custer Street, Manitowoc, Wisconsin 54221-0217, attention: Ralph Hardt and, if to Borrower, addressed to it at 7681 East Gray Road, Scottsdale, Arizona 85260, attention: Fred Wagenhals and John Flynn, or to such other address with respect to any party as such party shall notify the others in writing; such notices shall be deemed given when delivered, mailed or so transmitted.

7.10 Joint and Several. If Borrower is comprised of more than one Person, the obligations of such Persons under this Note and the other Related Documents shall be joint and several.

7.11 No Novation. This Amended Note B amends, restates and supersedes in its entirety, and is given as a replacement for, and not in satisfaction of or as a novation with respect to that certain Promissory Note in the principal amount of $10,400,000, executed by Borrower in favor of Lender and dated March 14, 2019 (as amended), and Note A, the latter of which has been paid in full as of this even date and Note B.

7.12 Security. Borrower hereby grants Lender, to secure the payment and performance required hereunder, a first priority perfected security interest in the Collateral. Lender agrees to promptly take such actions as necessary to modify any all existing liens or UCC-1 filings, including those resulting from the execution of Note A and Note B, in order to limit its first priority security interest to the Collateral. The Parties hereby reaffirm the validity and enforceability of that certain Subordination Agreement entered into by and between Lender, Borrower and Factors Southwest, LLC dated June 18, 2020.

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7.13 Jury Waiver. BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

7.14 Submission to Jurisdiction; Service of Process. ALL JUDICIAL PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS NOTE OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MANITOWOC COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN. BY EXECUTING AND DELIVERING THIS NOTE, BORROWER IRREVOCABLY:

(a) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(b) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(c) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER AT ITS ADDRESS SET FORTH IN THE INTRODUCTORY PARAGRAPH OF THIS NOTE;

(d) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(e) AGREES THAT LENDER RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

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IN WITNESS WHEREOF, this Note has been executed and delivered by Borrower as of the date first set forth above.

BORROWER:
ENLIGHT GROUP II, LLC

BY	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	AMMO, Inc. CEO- Managing Member

AMMO, INC.

BY	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	CEO

LENDER:

JAGEMANN STAMPING COMPANY

BY	/s/ Tom Jagemann
Name:	Tom Jagemann
Title:	CEO

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Supplemental Information for

FIRST AMENDMENT TO GENERAL BUSINESS SECURITY AGREEMENT

AMENDED PROMISSORY NOTE B

The following is a list of Exhibits to the above referenced Agreement, not attached herewith. Any omitted information will be furnished to the Securities and Exchange Commission upon request.

1. Exhibit A

FIRST AMENDMENT TO GENERAL BUSINESS SECURITY AGREEMENT

THIS FIRST AMENDMENT TO GENERAL BUSINESS SECURITY AGREEMENT, dated as of November [__], 2020 (this “Amendment”), is by and between ENLIGHT GROUP II, LLC, a Delaware limited liability company whose principal address is 7681 East Gray Road, Scottsdale, Arizona (“EG”), and JAGEMANN STAMPING COMPANY, a Wisconsin corporation whose principal address is 5757 West Custer Street, Manitowoc, Wisconsin 54221-0217 (“JSC”), and amends and supplements that certain General Business Security Agreement dated June 26, 2020 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), by EG in favor of JSC.

RECITAL

The parties desire to amend and supplement the Security Agreement as provided below.

AGREEMENTS

In consideration of the recital, the promises and agreements set forth in the Security Agreement, as amended hereby, and that certain Amended and Restated Promissory Note B dated the date hereof made by EG and Ammo, Inc., a Delaware corporation, in favor of JSC (the “Note”), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Security Agreement. All references to the Security Agreement contained in any other contract or agreement, shall, upon fulfillment of the conditions specified in section 3 below, mean the Security Agreement as amended by this Amendment.

2. Amendments to the Security Agreement. The Security Agreement is hereby amended as follows:

(a) Clause (i) in the first paragraph of the Security Agreement is hereby amended and restated as follows: “(i) the property set forth on Schedule 1 attached hereto,”.

(b) A new Schedule 1 is hereby added to the Security Agreement, to read as set forth as Schedule 1 attached hereto.

3. Effectiveness of the Amendment. This Amendment shall be effective upon execution and delivery hereof by the parties hereto.

4. No Waiver. EG agrees that nothing contained herein shall be construed by EG as a waiver by JSC of EG’s compliance with each representation, warranty and covenant contained in the Security Agreement and that no waiver of any provision of the Security Agreement by JSC has occurred. EG further agrees that nothing contained herein shall impair the right of JSC to require strict performance by EG of the Security Agreement.

5. Representations and Warranties. EG represents and warrants to JSC that:

(a) The execution and delivery of this Amendment and the Note is within its limited liability company power and limited liability company authority, has been duly authorized by all proper limited liability company action on the part of EG, is not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of EG or the terms of any agreement, restriction or undertaking to which EG is a party or by which EG is bound, and does not require the approval or consent of the holders of equity interests of EG, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect.

(b) Each of this Amendment and the Note has been duly executed and delivered by EG and constitutes the legal, valid and binding obligation of EG, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) The representations and warranties contained in the Security Agreement and the Note are correct and complete as of the date of this Amendment, and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a default under the Security Agreement.

6. Miscellaneous.

(a) Expenses and Fees. EG agrees to pay on demand (i) all out-of-pocket expenses incurred by JSC in connection with the administration, amendment or enforcement of the Note and the other Related Documents, including the reasonable fees and expenses of JSC’s counsel, (ii) any taxes (including any interest and penalties relating thereto) payable by JSC on or with respect to the transactions contemplated by the Note (EG hereby agreeing to indemnify JSC with respect thereto) and (iii) all out-of-pocket expenses, including the reasonable fees and expenses of JSC’s counsel, incurred by JSC in connection with any litigation, proceeding or dispute in any way related to JSC’s relationship with EG, whether arising hereunder or otherwise.

(b) Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.

(d) Governing Law. This Amendment shall be construed in accordance with and governed by the laws and decisions of the State of Wisconsin.

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(e) Submission to Jurisdiction; Service of Process. ALL JUDICIAL PROCEEDINGS IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AMENDMENT OR ANY OBLIGATIONS HEREUNDER MAY BE BROUGHT ONLY IN COURTS OF THE STATE OF WISCONSIN LOCATED IN MANITOWOC COUNTY OR THE FEDERAL COURT FOR THE EASTERN DISTRICT OF WISCONSIN. BY EXECUTING AND DELIVERING THIS AMENDMENT, EG IRREVOCABLY:

(i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

(ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

(iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO EG AT ITS ADDRESS SET FORTH IN THE INTRODUCTORY PARAGRAPH OF THIS AMENDMENT;

(iv) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (iii) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER EG IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND

(v) AGREES THAT JSC RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST EG IN THE COURTS OF ANY OTHER JURISDICTION.

(f) Jury Waiver. EG AND JSC HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN EG AND JSC ARISING OUT OF OR IN ANY WAY RELATED TO THIS AMENDMENT, ANY OTHER RELATED DOCUMENT OR ANY RELATIONSHIP BETWEEN JSC AND EG. THIS PROVISION IS A MATERIAL INDUCEMENT TO JSC TO ENTER INTO THIS AMENDMENT.

(g) Construction. This Amendment has been drafted with the assistance of counsel for each party hereto and shall not be construed in favor of, or against, any party hereto.

7. Affirmation. Each party hereto affirms and acknowledges that the Security Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms, as may be amended hereby.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to General Business Security Agreement as of the date first written above.

ENLIGHT GROUP II, LLC

By:	/s/ Fred Wagenhals
Name:	Fred Wagenhals
Title:	CEO

JAGEMANN STAMPING COMPANY, LLC

By:	/s/ Tom Jagemann
Name:	Tom Jagemann
Title:	CEO

Signature Page to First Amendment

Supplemental Information for

FIRST AMENDMENT TO GENERAL BUSINESS SECURITY AGREEMENT

Dated November 4, 2020

The following is a list of Schedules to the above referenced Agreement, not attached herewith. Any omitted information will be furnished to the Securities and Exchange Commission upon request.

1. Schedule I Collateral Description